Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GANNETT CO., INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Gannett Co., Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”),

DOES HEREBY CERTIFY:

1. Article 1 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

1. The name of the corporation is Gannett Media Corp. (the “Corporation”).

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

3. This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned duly authorized officer this 19th day of November, 2019.

GANNETT CO., INC.

by	/s/ Paul J. Bascobert
Name: Paul J. Bascobert
Title: President and Chief Executive Officer

[Signature Page to Certifcate of Amendment]